EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth Smith
Chief Financial Officer
CIRCOR International, Inc.
781-270-1200

CIRCOR Announces Fourth Quarter and Full Year 2004 Earnings

•	Net earnings of $0.01 per share posted for quarter includes $0.29 of charges

•	Orders increased 19% and backlog rose 30%, reaching new records

BURLINGTON, MA, February 15, 2005

CIRCOR International, Inc. [NYSE:CIR] a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the fourth quarter ending December 31, 2004. In describing its results, the Company referred to the financial guidance it provided in a press release on October 21, 2004, and updated through a press release on January 21, 2005.

Revenues for the 2004 fourth quarter were $106.8 million, an increase of 11% from $96.4 million for the fourth quarter 2003. Net income for the fourth quarter of 2004 was $0.1 million or $0.01 per diluted share, compared to $5.3 million, or $0.33 per diluted share for the 2003 fourth quarter.

Fourth quarter 2004 earnings included unusual charges of $0.29 per diluted share primarily related to the Company’s previously announced plan to dispose of slow moving inventory and consolidate facilities. In the fourth quarter 2003, the Company had recorded a net benefit of $0.03 per share primarily related to tax credits net of facility consolidation costs.

For the twelve months ended December 31, 2004, revenues were $381.8 million an increase of 6% from $359.5 million for 2003. Net income for 2004 was $11.8 million or $0.74 per diluted share and for 2003 was $17.9 million or $1.14 per diluted share.

During the fourth quarter 2004, the Company generated $7.7 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and, for the full year, the Company generated $21.7 million of free cash flow. At December 31, 2004, the Company remained in a positive net cash position (defined as cash, plus cash equivalents and investments less total debt).

The Company received orders totaling $122.4 million during the fourth quarter 2004, representing an increase of 19% over the $103.2 million in orders recorded during the same period of 2003. For the year, orders were $408.6 million, an increase of 9% over 2003. Total order backlog at the end of 2004 was $115.7 million, an increase of 30% over the backlog at the end of 2003. Both orders and backlog were at record highs at the end of the quarter.

CIRCOR’s Chairman and Chief Executive Officer, David A. Bloss, Sr. commented on the Company’s performance stating “Oil and gas project activity continues to be very healthy, particularly in areas where we have strong market positions such as the Middle and Far East regions. Our Pibiviesse business unit in Italy continues to build on its reputation for high-quality, severe-service valves for natural gas pipelines and offshore platforms as well as gathering and compression systems and applications. We also experienced solid growth within our Thermal Fluid Controls’ European businesses which specializes in high temperature steam applications where activity has been particularly strong. The strength of these markets, together with the benefit from our recent acquisitions has resulted in our record backlog at year end.”

Mr. Bloss further stated, “From an operations standpoint, we are taking action to further reduce our inventories and consolidate our facilities as demonstrated by the non-cash charge taken during the fourth quarter of 2004. Excluding unusual gains and charges, our earnings performance for the quarter was consistent with our guidance and equivalent to last year’s fourth quarter on the same basis despite the impact of higher raw material costs and expenses related to the new Sarbanes-Oxley Section 404 requirements.”

CIRCOR’s Energy Products Segment (formerly the Petrochemical Products Segment) revenues increased 11% to $47.6 million from $42.8 million in the fourth quarter last year due to the timing of project shipments this quarter and the benefits from the acquisition of Mallard Control Company in April 2004. Incoming orders for the quarter were up 27% compared to the fourth quarter 2003 while backlog increased 46% compared to December 31, 2003. This segment’s adjusted operating margin, excluding unusual charges primarily related to the planned disposal of slow-moving inventory and special charges, was 10.6% for the fourth quarter 2004, down slightly from the 12.1% achieved in the fourth quarter 2003 but an increase from 7.8% reported in the third quarter 2004.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products Segment revenues were up 11% to $59.2 million for the fourth quarter compared to $53.6 million for the same period last year and up 9% for the year. Incoming orders for this segment were up 11% compared to the fourth quarter last year and backlog at year end increased 8% versus last year. This segment’s adjusted operating margin, excluding unusual charges primarily related to the planned disposal of slow moving inventory and special charges, was 12.0% during the fourth quarter of 2004, compared to its adjusted operating margin of 9.5% for the fourth quarter of 2003.

CIRCOR provided guidance for its first quarter 2005 results, indicating that it expects earnings to be in the range of $0.27 to $0.31 per diluted share excluding special charges.

CIRCOR International has scheduled a conference call to review its results for the fourth quarter 2004 on Wednesday, February 16, 2005 at 9:00 a.m. ET. Interested parties may access the call by dialing (800) 289-0496 or (913) 981-5519. A replay of the call will be available from noon ET on February 16, 2005 through midnight February 22, 2005. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #4068064 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on February 15, 2005, by 6:00pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the Company’s website by February 18, 2005.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, aerospace, thermal fluid, and energy markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$58,653	$58,202
Investments	4,155	7,840
Trade accounts receivable, less allowance for doubtful accounts of $2,549 and $2,119, respectively	64,521	64,830
Inventories	105,150	97,278
Prepaid expenses and other current assets	2,414	4,587
Deferred income taxes	6,953	6,303
Assets held for sale	—	3,884

Total Current Assets	241,846	242,924

Property, Plant and Equipment, net	59,302	61,737

Other Assets:
Goodwill	120,307	111,448
Intangibles, net	1,424	1,587
Other assets	5,539	6,167

Total Assets	$428,418	$423,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$38,023	$37,635
Accrued expenses and other current liabilities	30,490	27,742
Income taxes payable	1,362	1,491
Notes payable and current portion of long-term debt	15,051	17,268

Total Current Liabilities	84,926	84,136

Long-term Debt, net of current portion	27,829	43,791
Deferred Income Taxes	6,932	6,303
Other Noncurrent Liabilities	10,646	9,820
Minority Interest	4,650	4,653
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,430,305 and 15,302,127 issued and outstanding, respectively	154	153
Additional paid-in capital	208,392	206,160
Retained earnings	64,293	54,793
Accumulated other comprehensive income	20,596	14,054

Total Shareholders’ Equity	293,435	275,160

Total Liabilities and Shareholders’ Equity	$428,418	$423,863

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Net revenues	$106,825	$96,405	$381,834	$359,453
Cost of revenues	81,892	67,496	274,265	253,941

GROSS PROFIT	24,933	28,909	107,569	105,512
Selling, general and administrative expenses	23,659	20,617	85,332	74,162
Special charges	—	1,092	303	1,363

OPERATING INCOME	1,274	7,200	21,934	29,987
Other (income) expense:
Interest income	(220)	(280)	(756)	(775)
Interest expense	917	1,301	4,446	5,926
Other income, net	57	217	(234)	(837)

Total other expense	754	1,238	3,456	4,314

INCOME BEFORE INCOME TAXES	520	5,962	18,478	25,673
Provision for income taxes	390	704	6,675	7,800

NET INCOME	$130	$5,258	$11,803	$17,873

Earnings per common share:
Basic	$0.01	$0.34	$0.77	$1.18
Diluted	$0.01	$0.33	$0.74	$1.14

Weighted average common shares outstanding:
Basic	15,422	15,290	15,361	15,207
Diluted	15,932	15,919	15,877	15,675

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Year Ended
	December 31, 2004	December 31, 2003
OPERATING ACTIVITIES
Net income	$11,803	$17,873
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	9,664	9,564
Amortization	192	298
Compensation expense of stock-based plans	650	229
Deferred income taxes	349	1,372
Loss on write-down of property, plant and equipment	—	381
Loss (gain) on sale of property, plant and equipment	704	(21)
Gain on sale of assets held for sale	(149)	—
Gain on sale of marketable securities	—	(64)
Inventory obsolescense provision	6,558	—
Equity in undistributed earnings of affiliates	(113)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	4,960	(2,586)
Inventories	(8,322)	19,754
Prepaid expenses and other assets	3,079	1,788
Accounts payable, accrued expenses and other liabilities	(126)	10,058

Net cash provided by operating activities	29,249	58,646

INVESTING ACTIVITIES
Additions to property, plant and equipment	(5,287)	(6,823)
Proceeds from sale of property, plant and equipment	1,009	192
Proceeds from sale of assets held for sale	4,038	—
Business acquisitions, net of cash acquired	(12,591)	(9,619)
Purchase price adjustment on previous acquisitions	(1,538)	(1,029)
Purchase of investments	(7,077)	(7,857)
Proceeds from sale of investments	11,339	4,155

Net cash used in investing activities	(10,107)	(20,981)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	322	1,593
Payments of long-term debt	(18,787)	(20,097)
Dividends paid	(2,303)	(2,280)
Proceeds from the exercise of stock options	1,232	1,267

Net cash used in financing activities	(19,536)	(19,517)

Effect of exchange rate changes on cash and cash equivalents	845	1,672

INCREASE IN CASH AND CASH EQUIVALENTS	451	19,820
Cash and cash equivalents at beginning of year	58,202	38,382

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$58,653	$58,202

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
ORDERS
Instrumentation & Thermal Fluid Controls	$58,594	$53,020	$221,535	$201,759
Energy Products	63,829	50,168	187,057	172,004

Total orders	$122,423	$103,188	$408,592	$373,763

	December 31, 2004	December 31, 2003
BACKLOG
Instrumentation & Thermal Fluid Controls	$39,819	$36,942
Energy Products	75,923	52,042

Total backlog	$115,742	$88,984

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$49,119	$50,963	$47,132	$53,561	$200,775
Energy Products	38,044	38,261	39,529	42,844	158,678

Total	87,163	89,224	86,661	96,405	359,453

OPERATING MARGIN

Instrumentation & TFC	12.2%	12.5%	11.9%	9.5%	11.5%
Energy Products	7.6%	8.6%	10.9%	12.1%	9.9%
Segment operating margin	10.2%	10.8%	11.5%	10.7%	10.8%
Corporate expenses	-1.9%	-2.1%	-2.1%	-2.1%	-2.1%
Special charges	0.0%	0.0%	-0.3%	-1.1%	-0.4%
Total operating margin	8.2%	8.7%	9.0%	7.5%	8.3%

OPERATING INCOME

Instrumentation & TFC (excl. special charges)	5,982	6,359	5,622	5,110	23,073
Energy Products (excl. special charges)	2,876	3,303	4,309	5,171	15,659

Segment operating income (excl. special charges)	8,858	9,662	9,931	10,281	38,732
Corporate expenses	(1,674)	(1,860)	(1,859)	(1,989)	(7,382)
Special charges	—	—	(271)	(1,092)	(1,363)

Total operating income	7,184	7,802	7,801	7,200	29,987

INTEREST EXPENSE, NET	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)
OTHER (EXPENSE) INCOME, NET	275	417	362	(217)	837

PRETAX INCOME	5,998	6,870	6,843	5,962	25,673
PROVISION FOR INCOME TAXES	(2,159)	(2,473)	(2,464)	(704)	(7,800)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	11.8%	30.4%
NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873

Weighted Average Common Shares Outstanding (Diluted)	15,533	15,634	15,812	15,919	15,675

EARNINGS PER COMMON SHARE (Diluted)	$0.25	$0.28	$0.28	$0.33	$1.14

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.25	$0.28	$0.29	$0.37	$1.20

EBIT	$7,459	$8,219	$8,163	$6,983	$30,824
Depreciation	2,470	2,563	2,478	2,053	9,564
Amortization of intangibles	74	75	74	75	298

EBITDA	$10,003	$10,857	$10,715	$9,111	$40,686

EBITDA AS A PERCENT OF SALES	11.5%	12.2%	12.4%	9.5%	11.3%

CAPITAL EXPENDITURES	$795	$1,058	$3,940	$1,030	$6,823

	2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$51,639	$54,864	$52,966	$59,187	$218,656
Energy Products	39,058	39,688	36,794	47,638	163,178

Total	90,697	94,552	89,760	106,825	381,834

OPERATING MARGIN

Instrumentation & TFC	11.2%	11.4%	10.9%	10.5%	11.0%
Energy Products	10.9%	7.7%	7.8%	-2.3%	5.6%
Segment operating margin	11.1%	9.8%	9.7%	4.7%	8.7%
Corporate expenses	-2.5%	-2.3%	-2.9%	-3.6%	-2.8%
Special charges	0.0%	0.0%	-0.3%	0.0%	-0.1%
Total operating margin	8.5%	7.5%	6.5%	1.2%	5.7%

OPERATING INCOME

Instrumentation & TFC (excl. special charges)	5,776	6,239	5,786	6,188	23,989
Energy Products (excl. special charges)	4,251	3,066	2,877	(1,116)	9,078

Segment operating income (excl. special charges)	10,027	9,305	8,663	5,072	33,067
Corporate expenses	(2,259)	(2,188)	(2,585)	(3,798)	(10,830)
Special charges	(38)	—	(265)	—	(303)

Total operating income	7,730	7,117	5,813	1,274	21,934

INTEREST EXPENSE, NET	(1,020)	(972)	(1,001)	(697)	(3,690)
OTHER (EXPENSE) INCOME, NET	(143)	193	241	(57)	234

PRETAX INCOME	6,567	6,338	5,053	520	18,478
PROVISION FOR INCOME TAXES	(2,299)	(2,216)	(1,770)	(390)	(6,675)

EFFECTIVE TAX RATE	35.0%	35.0%	35.0%	75.0%	36.1%
NET INCOME	$4,268	$4,122	$3,283	$130	$11,803

Weighted Average Common Shares Outstanding (Diluted)	16,001	15,908	15,825	15,932	15,877

EARNINGS PER COMMON SHARE (Diluted)	$0.27	$0.26	$0.21	$0.01	$0.74

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.27	$0.26	$0.22	$0.01	$0.76

EBIT	$7,587	$7,310	$6,054	$1,217	$22,168
Depreciation	2,680	2,353	2,528	2,103	9,664
Amortization of intangibles	77	38	38	39	192

EBITDA	$10,344	$9,701	$8,620	$3,359	$32,024

EBITDA AS A PERCENT OF SALES	11.4%	10.3%	9.6%	3.1%	8.4%

CAPITAL EXPENDITURES	$1,294	$1,575	$757	$1,661	$5,287

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$14,533	$10,603	$7,439	$16,968	$49,543
ADD: Capital expenditures	795	1,058	3,940	1,030	6,823
Dividends paid	567	569	570	574	2,280

NET CASH PROVIDED BY OPERATING ACTIVITIES	$15,895	$12,230	$11,949	$18,572	$58,646

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$20,209	$8,005	$254	$(4,983)	$(4,983)
ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202
Investments	4,072	1,464	—	7,840	7,840

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059

NET DEBT AS % OF NET CAPITALIZATION	7.5%	3.0%	0.1%	-1.8%	-1.8%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$270,090	$266,529	$263,505	$270,177	$270,177
LESS: Total debt	(75,700)	(74,486)	(75,101)	(61,059)	(61,059)
ADD: Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202
Investments	4,072	1,464	—	7,840	7,840

TOTAL SHAREHOLDERS’ EQUITY	249,881	258,524	263,251	275,160	275,160
ADD: Total debt	75,700	74,486	75,101	61,059	61,059

TOTAL CAPITAL	$325,581	$333,010	$338,352	$336,219	$336,219

TOTAL DEBT / TOTAL CAPITAL	23.3%	22.4%	22.2%	18.2%	18.2%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$7,459	$8,219	$8,163	$6,983	$30,824
LESS: Interest expense, net	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)
Provision for income taxes	(2,159)	(2,473)	(2,464)	(704)	(7,800)

NET INCOME	$3,839	$4,397	$4,379	$5,258	17,873

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$10,003	$10,857	$10,715	$9,111	$40,686
LESS:
Interest expense, net	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)
Depreciation	(2,470)	(2,563)	(2,478)	(2,053)	(9,564)
Amortization of intangibles	(74)	(75)	(74)	(75)	(298)
Provision for income taxes	(2,159)	(2,473)	(2,464)	(704)	(7,800)

NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$3,839	$4,397	$4,552	$5,957	$18,822
LESS: Special charges, net of tax	—	—	(173)	(699)	(949)

NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873

	2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$2,254	$7,275	$4,438	$7,692	$21,659
ADD: Capital expenditures	1,294	1,575	757	1,661	5,287
Dividends paid	573	576	576	578	2,303

NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,121	$9,426	$5,771	$9,931	$29,249

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$(8,706)	$(4,054)	$(9,918)	$(19,928)	$(19,928)
ADD: Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653
Investments	7,679	7,517	7,953	4,155	4,155

TOTAL DEBT	$58,936	$57,990	$58,090	$42,880	$42,880

NET DEBT AS % OF NET CAPITALIZATION	-3.3%	-1.5%	-3.6%	-7.3%	-7.3%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$267,728	$276,260	$275,870	$273,507	$273,507
LESS: Total debt	(58,936)	(57,990)	(58,090)	(42,880)	(42,880)
ADD: Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653
Investments	7,679	7,517	7,953	4,155	4,155

TOTAL SHAREHOLDERS’ EQUITY	276,434	280,314	285,788	293,435	293,435
ADD: Total debt	58,936	57,990	58,090	42,880	42,880

TOTAL CAPITAL	$335,370	$338,304	$343,878	$336,315	$336,315

TOTAL DEBT / TOTAL CAPITAL	17.6%	17.1%	16.9%	12.7%	12.7%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$7,587	$7,310	$6,054	$1,217	$22,168
LESS: Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)
Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$10,344	$9,701	$8,620	$3,359	$32,024
LESS:
Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)
Depreciation	(2,680)	(2,353)	(2,528)	(2,103)	(9,664)
Amortization of intangibles	(77)	(38)	(38)	(39)	(192)
Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$4,293	$4,122	$3,455	$130	$11,997
LESS: Special charges, net of tax	(25)	—	(172)	—	(194)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803